SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                             UNION BANKSHARES, LTD.
                (Name of Registrant as Specified in Its Charter)

                             UNION BANKSHARES, LTD.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X]    No Fee Required
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
       1)    Title of each class of securities to which transaction applies:
       2)    Aggregate number of securities to which transaction applies:
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):
       4)    Proposed maximum aggregate value of transaction:
       5)    Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)    Amount previously paid:
       2)    Form, Schedule or Registration Statement No.:
       3)    Filing Party:
       4)    Date Filed:

                                 April 17, 1997


TO THE STOCKHOLDERS OF UNION BANKSHARES, LTD.:

         You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Union Bankshares, Ltd. (the "Company") to be held on May 21, 1997, at the Westin Hotel Tabor Center Denver, 1672 Lawrence Street, Denver, Colorado, at 10:00 a.m., Denver Time.

         The purpose of the Annual Meeting is to consider and vote upon (1) the election of Messrs. Zueck, Evans and Biddle as Class III directors; (2) ratification of the appointment of Baird, Kurtz & Dobson as independent auditors for the current fiscal year; and (3) such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

         Enclosed is a notice of the Annual Meeting and a Proxy Statement. You are urged to read the Proxy Statement carefully. A proxy is also enclosed for your convenience. Please complete, sign, date and return the proxy promptly. If you attend the Annual Meeting, you may vote your shares personally, whether or not you have previously submitted a proxy.

         Your Board of Directors strongly supports and recommends these actions. Accordingly, we request that you vote in favor of all proposals. We also urge you to make plans if at all possible to attend the meeting in person. Thank you for your consideration.

                                            FOR THE BOARD OF DIRECTORS,


                                            CHARLES R. HARRISON
                                            -----------------------------------
                                            Charles R. Harrison
                                            Chairman of the Board

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY, RETURNING IT PROMPTLY TO ENSURE THAT YOUR SHARES ARE VOTED. A BUSINESS REPLY ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF YOU MAIL THIS PROXY FROM ANYWHERE IN THE UNITED STATES.

                                 April 17, 1997


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


TO THE STOCKHOLDERS OF UNION BANKSHARES, LTD.:

         The 1997 Annual Meeting of Stockholders (the "Annual Meeting") of Union Bankshares, Ltd., a Delaware corporation (the "Company"), will be held at the Westin Hotel Tabor Center Denver, 1672 Lawrence Street, Denver, Colorado, at 10:00 a.m., Denver Time, on May 21, 1997, for the following purposes:

          1. To elect Herman J. Zueck, Jerrold B. Evans and Wayne T. Biddle to serve as the Class III directors of the Company as set forth in the attached Proxy Statement;

         2. To ratify the appointment of Baird, Kurtz & Dobson as the Company's independent auditors for the current fiscal year; and

         3. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

         These matters are more fully described in the accompanying Proxy Statement. The Board of Directors of the Company has fixed the close of business on April 16, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. The Company's stock transfer books will not be closed and all stockholders are cordially invited to attend the Annual Meeting. Only holders of the Company's common stock, $.01 par value per share, at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination during normal business hours by any stockholder, for purposes related to the Annual Meeting, for a period of ten days prior to the meeting, at the Company's principal executive offices located at 1825 Lawrence Street, Suite 444, Denver, Colorado 80202.

         You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, please complete, date and sign the accompanying proxy card and return it promptly in the enclosed envelope to ensure that your shares, regardless of the size of your holdings, are represented and voted in accordance with your wishes. If you choose, you may still vote in person at the Annual Meeting even though you previously submitted your proxy.

BY ORDER OF THE BOARD OF DIRECTORS:


BRUCE E. HALL
------------------------------
Bruce E. Hall, Secretary

                                                                  April 17, 1997

                             UNION BANKSHARES, LTD.

                                 PROXY STATEMENT


                     SOLICITATION AND REVOCATION OF PROXIES

         This statement is furnished in connection with a solicitation of proxies by the Board of Directors of Union Bankshares, Ltd. (the "Company") for use at the 1997 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, May 21, 1997, at 10:00 a.m., Denver Time, at the Westin Hotel Tabor Center Denver, 1672 Lawrence Street, Denver, Colorado, and at any adjournment or postponement thereof. Proxies so given may be revoked at any time before being voted by submitting a written revocation to the Secretary of the Company, by executing another valid proxy bearing a later date, or by attending the meeting and voting in person.

         Properly executed and dated Proxies received by 5:00 p.m. May 20, 1997 will be voted in accordance with the instructions therein. If no instructions are given with respect to the matters to be acted upon, the shares represented by the Proxy will be voted FOR the election of Messrs. Zueck, Evans and Biddle, nominees for director, FOR ratification of the appointment of Baird, Kurtz & Dobson as independent auditors for the current fiscal year, and FOR approval of all of the other proposals. The persons named in the proxies will have discretionary authority to vote all proxies with respect to additional matters that are properly presented for action at the Annual Meeting. The cost of preparing, assembling, mailing, and soliciting Proxies and other related expenses will be borne by the Company.

         The Company intends to request banks, brokerage houses, custodians, nominees, and other fiduciaries to forward copies of these proxy materials to those persons for whom they hold shares. In addition to solicitation by mail, certain officers and employees of the Company, who will receive no compensation for their services other than their regular salaries, may solicit proxies in person or by telephone. The approximate date of mailing these proxy materials is April 17, 1997.

                            QUORUM AND VOTING RIGHTS

         A quorum of one-third of the shares outstanding and entitled to vote is required to vote on matters before the Annual Meeting. The holders of record of shares of Common Stock of the Company at the close of business on April 16, 1997, the record date determined by the Board of Directors, may vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 1,154,457 shares of Common Stock. Each share of Common Stock is entitled to one vote on each of the matters listed in the Notice of Annual Meeting. At the Annual Meeting, directors of the Company will be elected by a plurality of the shares voting in the election of directors. Thus, the director candidates, up to the number of directors to be elected, receiving the highest number of votes will be elected. Abstentions and broker non-votes will have no effect on the election of directors. A majority of the votes present in person or by proxy is required to pass each other issue brought before the stockholders. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the vote cast on proposals presented to the stockholders and thus have the same effect as a negative vote, whereas broker non-votes are not tabulated for any purpose in determining whether a proposal has been approved.


                                  ANNUAL REPORT

         The Company is also mailing with this proxy statement its Annual Report on Form 10-KSB for the year ended December 31, 1996 (the "10-KSB"), as filed with the U.S. Securities and Exchange Commission (excluding exhibits), which includes financial statements for the year ended December 31, 1996. The 10-KSB is not a part of this Proxy Statement. The Company will furnish an additional copy of the 10-KSB to any stockholder free of charge, and will furnish a copy of any exhibit to the 10-KSB upon payment of the Company's reasonable expenses in furnishing such exhibit. Interested parties may request a copy of the 10-KSB or any exhibit thereto from the Secretary of the Company.

                              ELECTION OF DIRECTORS

         The Company's Certificate of Incorporation establishes a classified Board of Directors with three classes of directors. At each annual meeting of shareholders, the successors to the class of directors whose terms expire at that meeting are elected to serve as directors for a three-year term. At this annual meeting, three directors are nominated for election to hold office until the annual meeting of shareholders in 2000 or until their successors are elected and shall qualify.

         The Board of Directors has nominated Herman J. Zueck, Jerrold B. Evans and Wayne T. Biddle for election to the Board. Each nominee is currently a director of the Company.

         Brief statements setting forth the principal occupations of and other information concerning the nominees appear below.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NOMINEE IDENTIFIED ABOVE.

INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the names, ages and titles of the executive officers and the members of, and nominees for election to, the Board of Directors of the Company:

                                                   Term as
Name and Age of              Director              Director      Director
Director                     Since         Class   expires in    Position
---------------              --------      -----   ----------    --------

Charles R. Harrison, 50       1985           I       1998        Chairman of the Board and Chief Executive Officer

Herman J. Zueck, 55           1985         III       2000*       President and Director of the Company; Chairman of
                                                                 the Board and Chief Executive Officer of Union
                                                                 Bank & Trust

Bruce E. Hall, 44             1989          II       1999        Vice President, Treasurer, Secretary and Director

Jerrold B. Evans, 52          1994         III       2000*       President of Union Bank & Trust and Director

Wayne T. Biddle, 72           1993         III       2000*       Director

Ralph D. Johnson, 69          1993          II       1999        Director

Richard C. Saunders, 56       1993           I       1998        Director

C. Gale Sellens, 72           1993           I       1998        Director

* Assuming election at the Annual Meeting.

         CHARLES R. HARRISON has been Chairman of the Board and Chief Executive Officer of the Company since its founding in 1985, and was President of the Company from its founding until December 1994. Mr. Harrison has also been Chairman of the Board and Chief Executive Officer of American Securities Transfer Incorporated, a Denver-based securities transfer agent since 1979. Mr. Harrison was Senior Vice President, Cashier and a Director of Arvada State Bank, Arvada, Colorado, from August 1976 until February 1979. At the same time, Mr. Harrison served as the President of the Colorado chapter of the American Institute of Banking. From 1969 until 1976, Mr. Harrison served in roles of increasing responsibility, including Vice President and Cashier, at Jefferson Bank & Trust in Lakewood, Colorado.

         HERMAN J. ZUECK has been a Vice President, Executive Vice President or the President of the Company and the Chairman of the Board and Chief Executive Officer of Union Bank & Trust, a state-chartered commercial bank located in Denver, Colorado (the "Bank"), all of the capital stock of which was acquired in 1985 by the Company, since 1985. From 1982 to 1985, Mr. Zueck was Chairman of the Board, Chief Executive Officer and President of Affiliated Littleton National Bank in Littleton, Colorado, a subsidiary of Affiliated Bankshares of Colorado, Inc. ("Affiliated"). Prior to that time, Mr. Zueck served in officer positions of increasing seniority at two other Affiliated bank subsidiaries, Affiliated Denver National Bank and Affiliated Lakeside National Bank. Mr. Zueck has over 33 years of banking industry experience.

         BRUCE E. HALL has been Vice President, Treasurer, Secretary and a Director of the Company since 1989. Mr. Hall has been Vice President, Chief Financial Officer, Secretary and Treasurer of American Securities Transfer since 1981, and conducts an accounting tax consulting practice in Denver, Colorado. Mr. Hall is a certified public accountant.

         JERROLD B. EVANS has been President of the Bank and senior loan officer since January 1989, and was its Executive Vice President and senior loan officer from June 1986 until December 1988. He was elected to the Board of Directors of the Company at the 1994 Annual Meeting of Stockholders. Mr. Evans has served on the Bank's Board of Directors since 1987 and its Loan Committee since 1986. From 1980 to 1986, Mr. Evans was Senior Vice President and senior loan officer for the First National Bank of Englewood, Englewood, Colorado, a subsidiary of Affiliated. From 1972 until 1980, Mr. Evans had served First National Bank of Englewood in a variety of officer positions of increasing responsibility. Mr. Evans has over 22 years of banking industry experience, and is a past President of the Rocky Mountain Chapter of Robert Morris Associates, a banking industry association.

         WAYNE T. BIDDLE has been a Director of the Company since 1993 and a director of the Bank since 1978. He also was a director and Vice Chairman of Caza Drilling Co., a Denver- based contract drilling and exploration company from 1987 to 1994. In addition, Mr. Biddle served as a director of Associated Natural Gas, Inc., a Denver-based company, from 1983 until 1994. Currently, Mr. Biddle owns 51% of Taurus, Ltd., a Denver-based investment company.

         RALPH D. JOHNSON has been a Director of the Company since 1993 and a director of the Bank since 1970. Mr. Johnson was chief executive officer of Johnson Storage & Moving, a Denver-based moving company, from 1960 until his retirement in September 1995.
Mr. Johnson is also a member of the Colorado Bar Association.

         RICHARD C. SAUNDERS has been a Director of the Company since 1993 and a director of the Bank since 1982. Mr. Saunders has been a majority partner of Saunders Construction, a

Denver-based commercial building contractor, since 1972. Mr. Saunders has over 37 years of building and construction industry experience.

         C. GALE SELLENS has been a Director of the Company since 1993 and a director of the Bank since 1987. Mr. Sellens has over 38 years of banking industry experience, having begun his banking career as a Vice President and director of Jefferson County Bank, a Colorado-based bank, in 1956. He was a Vice President and director of Colorado's first multi-bank holding company, First Colorado Bankshares, and served as Chairman of the Board and Chief Executive Officer of both Affiliated Denver National Bank and Affiliated Lakeside National Bank. Mr. Sellens is a past President of the Colorado Bankers Association and a past member of the American Bankers Association Board of Directors.

COMPLIANCE WITH EXCHANGE ACT SECTION 16(A)

         The Company's officers and directors and persons who are beneficial owners of more than 10% of the Company's Common Stock ("10% beneficial owners") are required to file reports of their holdings and transactions in the Company's Common Stock with the SEC and to furnish the Company with copies of such reports. Based primarily upon its review of the copies it has received and upon written representations it has obtained from some of these persons, the Company believes that during the fiscal year ended December 31, 1996, the Company's officers, directors, and 10% beneficial owners have complied with all such filing requirements except as set forth in this paragraph. Mr. Saunders, a director of the Company, made one late Form 4 filing in 1996 with respect to a transaction involving the purchase of 2,000 shares.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES

         BOARD COMMITTEES. The Company maintains an Audit Committee of the Board of Directors, comprised of Messrs. Biddle, Johnson (Chairman), Saunders and Sellens. The Audit Committee met two times during 1996. The Audit Committee has the responsibility of making recommendations to the Board of Directors concerning the engagement of the Company's independent auditors, reviewing the overall scope and results of the annual audit, and performing such functions as may be prescribed by the Board of Directors. The members of the Audit Committee are elected annually by the directors. The Company maintains a Compensation Committee of the Board of Directors, comprised of Messrs. Biddle, Johnson, Saunders, and Sellens (Chairman). The Compensation Committee met four times during 1996. The Compensation Committee is authorized to review the compensation of the officers of the Company and the Bank and to make recommendations to the Board of Directors concerning officers' salaries, stock options and any other forms of compensation, to review recommendations to the Board of Directors concerning the compensation of the directors, and to perform such other functions as the Board of Directors may direct. The members of the Compensation Committee are elected annually by the directors. The Company does not maintain a nominating committee.

         The Board of Directors met six times in 1996. No director attended fewer than 75 percent of the total meetings of the Board and of all committees of the Board of which such director was a member.

         DIRECTOR COMPENSATION. In 1996, the Company paid its nonemployee directors an annual retainer of $5,000 plus per meeting fees of $500 (Board) and $300 (Committee). The Company reimburses its nonemployee directors for their reasonable expenses incurred in attending Board and committee meetings. The Board of Directors approved an increase of these amounts for 1997 to $6,000 (annual retainer), $600 (Board) and $300 (Committee). Under the Company's Equity Compensation Plan for Nonemployee Directors (the "Director Equity Plan"), nonemployee directors may elect to receive their retainer in shares of the Company's common stock, instead of cash.

         In addition, the Company has adopted compensation and incentive benefit plans to enhance its ability to continue to attract, retain, and motivate qualified persons to serve as nonemployee directors of the Company. Under the Nonemployee Directors' Stock Option Plan (the "Directors' Plan"), which was approved by the Company's stockholders in December 1992, nonemployee directors of the Company receive stock options to encourage and provide incentives for a high level of performance. Only directors who are not also employees of the Company or any of its subsidiaries are eligible to participate in the Directors' Plan. The Company has four nonemployee directors.

         An aggregate of 11,000 shares of Common Stock are reserved for issuance under the Directors' Plan. Nonemployee directors are automatically granted options to purchase 250 shares once during each fiscal year following election to the Board. The Board of Directors or a committee consisting of such Board members or other persons as may be appointed by the Board will administer the Directors' Plan. The Directors' Plan is currently administered by the Board of Directors.

         Each option granted under the Directors' Plan is exercisable one year from the date of grant and expires five years from the date of grant. The option exercise price must be equal to 100% of the fair market value of the stock on the date of grant of the option. The option price must be paid in cash. Options granted pursuant to the Directors' Plan may not be exercised more than three months after the option holder ceases to be a director of the Company, except that in the event of the death or permanent and total disability of the option holder, the option may be exercised by the holder (or his estate, as the case may be), for a period of up to one year after the death or permanent or total disability. Options granted to directors under the Directors' Plan will be treated as nonstatutory stock options under the Internal Revenue Code of 1986, as amended.

         The Directors' Plan provides that the total number of option shares covered by such plan, the number of shares covered by each option and the exercise price per share may be proportionately adjusted by the Board of Directors or the Committee in the event of a stock split, reverse stock split, stock dividend or similar capital adjustment effected without receipt of consideration by the Company.

         As of March 31, 1997, the Company has granted options on a total of 6,250 shares of Common Stock under the Directors' Plan at a weighted average exercise price of $10.35 per share.

         The Board of Directors may amend or terminate the Directors' Plan at any time without the approval of the stockholders; provided, however, that stockholder approval is required for any amendment which increases the number of shares for which options may be granted, changes the designation of the class of persons eligible to participate or changes in any material respect the limitations or provisions of the options subject to the Directors' Plan. However, no action by the Board of Directors or stockholders may alter or impair any option previously granted without the consent of the optionee.

         The Director Equity Plan was approved by the Company's stockholders at the 1994 Annual Meeting, and took effect in 1995. The Director Equity Plan authorizes the issuance of up to 50,000 shares of Common Stock to directors of the Company who are not also employees of the Company or any subsidiary of the Company. The Company presently has four nonemployee directors.

         The Director Equity Plan is administered by the Board of Directors, and provides that each nonemployee director will be given the option to elect to receive his annual retainer for a particular fiscal year of the Company in Common Stock rather than cash. The number of shares of Common Stock to be issued to a nonemployee director making such election is equal to the then-current annual retainer paid by the Company (currently $6,000) divided by 100% of the fair market value of the Company's Common Stock on the first trading day of the fiscal year. The Common Stock will be forfeited and returned to the Company, however, if the nonemployee director does not remain a director of the Company through the end of the fiscal year or fails to attend at least 75% of all Board of Directors and applicable Board committee meetings held during such year. The forfeiture of the Common Stock will occur whether the nonemployee director ceases to be a director of the Company voluntarily or involuntarily, except that no forfeiture will occur if the participant ceases to be a director due to his death or disability. In addition, these forfeiture provisions will be of no effect upon a change of control of the Company. Unless a nonemployee director makes an election permitted under the federal income tax laws, shares issued pursuant to the Director Equity Plan in lieu of the annual retainer will not be taxable to the nonemployee director until the forfeiture restrictions lapse at the end of the fiscal year. At that time, the nonemployee director will have ordinary income equal to the fair market value of the shares on that date. The amount that is includable in income by the nonemployee director is deductible by the Company at the same time as the inclusion by the nonemployee director. Common Stock issued under the Director Equity Plan in lieu of the annual retainer is not transferable until after the forfeiture provisions lapse other than by will or the laws of descent and distribution in the event of the director's death or pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act or the rules thereunder.

         A nonemployee director may terminate his election to receive his annual retainer in Common Stock only upon giving the Company an irrevocable, six months' advance notice to that effect.

         The Board of Directors may from time to time alter, amend, suspend or discontinue the Director Equity Plan, except that it may not take any action which would adversely affect the rights and obligations with respect to Common Stock which has been issued under the Director Equity Plan. The Board may not, without the approval of the stockholders, (i) materially increase the maximum number of shares of Common Stock that may be issued pursuant to the Plan (unless necessary to effect adjustments for stock splits, stock dividends, recapitalizations and similar events), (ii) materially increase the benefits accruing to participants under the Director Equity Plan, or (iii) materially modify the requirements as to eligibility for participation in the Director Equity Plan. As of the date of this Proxy Statement, 7,475 shares have been issued pursuant to the Director Equity Plan.

COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth the cash compensation paid by the Company to the Chairman and Chief Executive Officer of the Company, and the two most highly compensated executive officers of the Company other than the Chairman and Chief Executive Officer. The table shows compensation received during the fiscal years ended December 31, 1994, 1995, and 1996. No other person serving as an executive officer as of December 31, 1996 received compensation in excess of $100,000 during fiscal 1996.

                                         Annual Compensation                         Long Term
                             -----------------------------------------------       Compensation
                                                                 Other        ---------------------
Name and                                                         Annual       Restricted   Options/      All Other
Principal Position           Year   Salary($)     Bonus($)   Compensation($)    Stock($)    SARs(#)   Compensation($)
------------------           ----   ---------     --------   ---------------  ----------   --------   ---------------

Charles R. Harrison          1996    105,000       60,000        8,998<F1>        --       3,600<F2>     11,400<F3>
Chairman and Chief           1995     75,000       40,000       10,041<F1>        --      36,000<F2>      7,950<F3>
Executive Officer            1994     65,000       20,000       13,275<F1>        --          --          6,998<F3>

Herman J. Zueck              1996    210,000         --  <F4>   20,383<F5>        --      17,936<F6>     12,300<F3>
President                    1995    200,000       53,336       18,931<F5>        --      12,000<F2>     12,524<F3>
                             1994    189,000       35,500       18,806<F5>        --         --          11,469<F3>

Bruce E. Hall                1996    115,000         --  <F4>    4,710<F1>        --      13,752<F6>     11,850<F3>
Vice-President,              1995     95,000       40,000        6,022<F1>        --      12,000<F2>      9,750<F3>
Secretary, and Treasurer     1994     85,000       20,000       11,175<F1>        --          --          8,753<F3>

Jerrold B. Evans             1996     99,220          500<F4>   15,123<F7>        --       5,080<F6>      9,617<F3>
President                    1995     94,500       15,000       13,885<F7>        --       3,500<F2>      8,700<F3>
Union Bank & Trust           1994     90,000       15,500       13,857<F7>        --       3,000<F2>      8,978<F3>
--------------------

<F1>  Includes amounts included in officer's gross income for personal use of a
      Company car, the cost of country club and/or athletic club dues, and tax advice provided by third parties.

<F2>  Represents shares underlying stock options granted in designated year.
      The Company has made no SAR grants.

<F3>  Represents Company's contributions to officer's account in the Company's
      401(k) Profit Sharing Plan.

<F4>  Does not reflect amounts elected by officer to be taken in the form of options pursuant to the Company's Option Bonus Plan.  See Footnote (6).

<F5>  Includes amounts included in officer's gross income for personal use of a
      Company car, the cost of country club and/or athletic club dues, board of director fees for service as a member of the Bank's board of directors, and tax advice provided by third parties.

<F6>  Includes 16,736, 12,552 and 4,080 shares underlying stock options received by Messrs. Zueck, Hall and Evans, respectively, pursuant to the Company's Option Bonus Plan.

<F7>  Includes amounts included in officer's gross income for an automobile allowance, the cost of country club dues, and board of director fees for service as a member of the Bank's board of directors.

         For fiscal 1997, the Company's Board of Directors has set the salaries of Charles R. Harrison, Herman J. Zueck and Bruce E. Hall at $115,000, $221,000, and $125,000, respectively. Mr. Evans salary for 1997 has been set at $103,387.

         OFFICERS' EMPLOYMENT AGREEMENTS. In December 1992, Messrs. Harrison, Hall and Zueck each entered into five-year employment agreements with the Company. Each of the agreements is terminable at any time by either the Company's Board of Directors or the employed officer. The Company may terminate the agreements at any time for cause without incurring any post-termination obligation to the terminated officer. The agreements each provide severance benefits in the event the officer is terminated without cause, including severance compensation equal to the officer's salary for the balance of the term of the agreement and a bonus for each year remaining in the term based upon past bonuses. The Company also must pay the officer all accrued salary, vested deferred compensation, and other benefits then due the officer. The agreements provide for annual renewal for successive one-year periods. If the Company elects not to renew the officer's agreement, the officer may terminate his employment prior to the expiration of the remaining term and receive compensation equal to that payable upon a change in control of the Company. If the officer is terminated upon a change in control, the officer shall be paid severance compensation equal to three times his salary at the rate in effect at the time of termination, plus a bonus based upon past bonuses. At the election of the officer, such severance compensation may be paid in a lump sum. The agreements also require Messrs. Harrison and Hall to devote such time, attention and effort to the affairs of the Company as is necessary to discharge their duties as Chairman of the Board and Chief Executive Officer, and Vice President, Treasurer and Secretary, respectively. Mr. Zueck's agreement requires that he devote all of his business time to the Company, except for limited time and services for the management of his personal investments, or except with the prior consent of the Company. Each of Messrs. Harrison, Hall and Zueck is prohibited from competing with the Company or its subsidiaries for a period of two years following his voluntary termination of the agreement, but is not prohibited from competing with the Company in the event he is terminated without cause or upon a change in control. The agreements each include provisions for the increase of the officer's salary, performance bonuses, reimbursement for financial and tax planning, an automobile allowance, participation in the Company's benefit plans and disability benefits.

         OPTION GRANTS. The following table sets forth information concerning the grants of stock options made during fiscal year 1996 to the Company's Chief Executive Officer and the three other most highly compensated executive officers of the Company whose compensation exceeded $100,000 during fiscal year 1996:

                                            OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

                                                        INDIVIDUAL GRANTS
                            --------------------------------------------------------------------
                                NUMBER OF           % OF TOTAL
                               SECURITIES          OPTIONS/SARS
                               UNDERLYING           GRANTED TO     EXERCISE OR
                              OPTIONS/SARS         EMPLOYEES IN     BASE PRICE      EXPIRATION
NAME                           GRANTED (#)          FISCAL YEAR       ($/SH)           DATE
----                           -----------          -----------       ------        ----------

Charles R. Harrison             3,600(2)               7.2%           15.25          1/31/07
Herman J. Zueck                 1,200(2)               2.4%           15.25          1/31/07
                               16,736(3)              33.3%           15.25          1/31/07
Bruce E. Hall                   1,200(2)               2.4%           15.25          1/31/07
                               12,552(3)              25.0%           15.25          1/31/07
Jerrold B. Evans                1,000(2)               2.0%           15.25          1/31/07
                                4,080(3)               8.1%           15.25          1/31/07

(1)    The Company has made no SAR grants.
(2)    Consists of options vesting in equal increments over a 3-year schedule from 1997-1999.
(3)    Consists of options acquired pursuant to the Company's Option Bonus Plan which vest six months from the date of grant.



                 Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Options/SAR Values
                 ---------------------------------------------------------------------------------

                                                                                                      Value of
                                                                               Number of             Unexercised
                                                                              Unexercised           In-the-Money
                                                                            Options/SARs at        Options/SARs at
                                                                              FY-End (#)             FY-End ($)
                               Shares Acquired                               Exercisable/           Exercisable/
Name                           on Exercise (#)     Value Realized ($)        Unexercisable          Unexercisable
----                           ---------------     ------------------      -----------------      -----------------

Charles R. Harrison                    --                  --                69,200/14,400          452,100/68,400
Herman J. Zueck                        --                  --                24,900/21,536          164,025/39,536
Bruce E. Hall                          --                  --                24,900/17,352          164,025/35,352
Jerrold B. Evans                       --                  --                 8,666/5,914            64,165/11,166

INDEMNIFICATION AND LIABILITY INSURANCE

         The Company's Certificate of Incorporation and Bylaws provide that the Company shall indemnify all directors and officers of the Company to the fullest extent now or hereafter permitted by the Delaware General Corporation Law. Under such provisions any director or officer, who in his capacity as such, is made or threatened to be made, a party to any suit or proceeding, shall be indemnified if such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

         There is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being sought. The Company is not aware of any other threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

         The Company has purchased a directors and officers insurance policy providing not less than a $3.0 million coverage limit in the aggregate per year.



                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information, as of April 15, 1997, regarding beneficial ownership of the Company's Common Stock: (i) by each person who owns of record (or is known by the Company to own beneficially) more than 5% of the Common Stock or as to which he has the right to acquire within 60 days of April 15, 1997; (ii) by each director and named executive officer of the Company; and (iii) by all directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares.

                                             Number of        Percentage of
Name and Address                              Shares          Common Stock
----------------                             ---------        ------------

Charles R. Harrison(1)                        389,175             31.8%
1825 Lawrence Street, Suite 444
Denver, CO  80202

Herman J. Zueck(2)                             80,551              6.8
100 Broadway
Denver, CO  80203

Bruce E. Hall(3)                               96,594              8.2
1825 Lawrence Street, Suite 444
Denver, CO  80202

Jerrold B. Evans(4)                            21,555              1.9
1825 Lawrence Street, Suite 444
Denver, CO  80202

Wayne T. Biddle(5)                             22,186              1.9
1825 Lawrence Street, Suite 444
Denver, CO  80202
Ralph D. Johnson(6)                            39,783              3.4
1825 Lawrence Street, Suite 444
Denver, CO  80202
Richard C. Saunders(7)                         31,686              2.7
1825 Lawrence Street, Suite 444
Denver, CO  80202
C. Gale Sellens(8)                             12,840              1.1
1825 Lawrence Street, Suite 444
Denver, CO  80202
All officers and directors as a
group (8 persons)(9)                          694,370             54.0%
--------------------
(1) Includes 69,200 shares issuable upon exercise of options which are exercisable within 60 days. Does not include an additional 14,400 options which will vest in the next two years. Also includes 16,610 shares expected to be transferred to Bruce E. Hall upon payment in full by Mr. Harrison of amounts outstanding on a loan obtained in connection with the acquisition of certain of the Company's shares, which is expected to occur in July 1997.
(2) Includes 24,900 shares issuable upon exercise of options which are exercisable within 60 days. Does not include an additional 21,536 options which will vest in the next two years.
(3) Includes 24,900 shares issuable upon exercise of options which are exercisable within 60 days. Does not include an additional 17,352 options which will vest in the next two years. Does not include the 16,610 shares referenced in Footnote (1) above.
(4) Includes 8,666 shares issuable upon exercise of options which are exercisable within 60 days. Does not include an additional 5,914 option shares which will vest in the next two years.
(5)   Includes 1,000 shares issuable upon exercise of outstanding options.
      Does not include an additional 250 options which will vest in one year.
(6) Includes 1,000 shares issuable upon exercise of outstanding options. Does not include an additional 250 options which will vest in one year.
(7) Includes 1,000 shares issuable upon exercise of outstanding options. Does not include an additional 250 options which will vest in one year.
(8)   Includes 1,000 shares issuable upon exercise of outstanding options.
      Does not include an additional 250 options which will vest in one year.
(9) Includes 131,666 shares issuable upon exercise of options which are exercisable within 60 days as set forth in footnotes (1)-(8) above.



                            STOCKHOLDERS' AGREEMENTS

         Pursuant to a Shareholders' Agreement among Charles R. Harrison, Herman
J. Zueck, Bruce E. Hall, Wayne T. Biddle, Jerrold B. Evans, Lloyd E. Hayne, Ralph D. Johnson, Richard C. Saunders and C. Gale Sellens (collectively, the "Shareholders," and individually, a "Shareholder") and the Company dated December 31, 1993 (the "Shareholders' Agreement"), the Shareholders agreed to certain restrictions upon the transfer of shares of the Company's common stock owned by any of the Shareholders ("Shares"). Among other things, the Shareholders' Agreement provides that any member of the Bank Director Group (as defined by the Shareholders' Agreement) wishing to transfer any or all of the Shares owned by him must, except in the case of certain transfers, give notice of such intent to the Company, the Management Group (as defined by the Shareholders' Agreement) and the other members of the

Bank Director Group, and that the members of the Management Group and the other members of the Bank Director Group have rights of first refusal with respect to such Shares.

         Under the Shareholders' Agreement, a member of the Management Group wishing to transfer any or all of the Shares owned by him must, except in the case of certain transfers, give notice of such intent to the Company and the other members of the Management Group, and the other members of the Management Group have rights of first refusal with respect to such Shares.

         On January 25, 1995, the Shareholders' Agreement was amended to modify the definition of "Shares" to include any transferable options, warrants or other rights to purchase common stock of the Company that were owned by the Shareholders as of December 31, 1992, to provide that, if the other members of the Management Group so agree, a member of the Management Group may dispose of his Shares without offering the Shares to the other Shareholders, and to extend the right of first refusal to purchase Shares offered by a member of the Management Group to members of the Bank Director Group.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CREDIT TRANSACTIONS

         The officers, directors and principal stockholders of the Company and the Bank, and members of their immediate families and businesses in which these individuals hold controlling interests, are customers of the Bank and it is anticipated that such parties will continue to be customers of the Bank in the future. Credit transactions with these parties are subject to review by the Bank's Board of Directors. All outstanding loans and extensions of credit by the Bank to these parties were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (in the opinion of management) did not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 1996, the balance of the Bank's loans and advances under existing lines of credit to these parties was approximately $1,592,830, or 1.6% of the Bank's total loans.

CERTAIN RELATIONSHIPS

         Mr. Zueck is a director, treasurer, and beneficial owner of 7.4% of the mortgage company with which the Bank conducts business.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         Action is being taken by the stockholders at the Annual Meeting with respect to the ratification of the selection by the Company's Board of Directors of Baird, Kurtz & Dobson to be independent auditors of the Company for the current fiscal year. The Board of Directors has selected Baird, Kurtz & Dobson as the independent certified public accountants to audit the Company's financial statements for the fiscal year ending December 31, 1997. Baird, Kurtz & Dobson does not have and has not had at any time any direct or indirect financial interest in the Company and does not have and has not had at any time any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Neither the Company, nor any officer, director, or associate of the Company, has any interest in Baird, Kurtz & Dobson.

         On July 24, 1996, the Board of Directors resolved to engage the accounting firm of Baird, Kurtz & Dobson as the Registrant's independent accountant for its fiscal year ending December 31, 1996. Effectively, the Registrant's former independent accountant, McGladrey & Pullen, LLP, simultaneously resigned as of July 24, 1996. The Denver office of McGladrey & Pullen was acquired by Baird, Kurtz and Dobson on June 17, 1996. All former audit engagement members, with the exception of the audit partner, are now with Baird, Kurtz and Dobson.

         McGladrey & Pullen's report on the financial statements for the years ended December 31, 1995 and 1994 contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

         During the years ended December 31, 1995 and 1994 and interim period subsequent to December 31, 1995, there were no disagreements with McGladrey & Pullen on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, or any reportable events.

         McGladrey & Pullen has furnished the Company with a copy of its letter addressed to the SEC stating that it agrees with the above statements.

         A representative of Baird, Kurtz & Dobson will be present at the Annual Meeting and will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AND IN FAVOR OF THE RATIFICATION OF SUCH APPOINTMENT.


                                  OTHER MATTERS

         The Company knows of no business which will be presented for consideration at the Annual Meeting other than that described above. However, if any other business should come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the Proxies in respect of any such business in accordance with their best judgment.


                        PROPOSALS FOR 1998 ANNUAL MEETING

         Stockholders who intend to present proposals at the 1998 annual meeting, which the Company currently expects to hold in May 1998, must deliver them to the Company at its principal executive offices at least 150 days prior to the meeting or by December 23, 1997, whichever is earlier, for inclusion in the proxy statement and form of proxy relating to that meeting. All proposals must comply with the applicable requirements of the federal securities laws and the Company's Bylaws.

                                      PROXY

                             UNION BANKSHARES, LTD.

                              1825 LAWRENCE STREET
                                    SUITE 444
                             DENVER, COLORADO 80202

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Charles R. Harrison, Bruce E. Hall and Herman J. Zueck, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent, and to vote as designated on the reverse side, all the shares of Common Stock of Union Bankshares, Ltd. held of record by the undersigned on April 16, 1997 at the Annual Meeting of Stockholders to be held on May 21, 1997 or any adjournment thereof upon the following matters, as set forth in the Notice of said Meeting and Proxy Statement, dated April 17, 1997, copies of which have been received by the undersigned.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR AND FOR THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS OF THE COMPANY.


The election of the director-nominees below, and the ratification of the appointment of Baird, Kurtz & Dobson as independent auditors of the Company are proposed by the Company.

1.    ELECTION OF DIRECTORS:

      [ ] FOR the nominees listed below (except as marked to the contrary below)

      [ ]  WITHHOLD AUTHORITY to vote for the nominees listed below

      (TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, CHECK THE "FOR" BOX ABOVE AND STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

      Herman J. Zueck, Jerrold B. Evans, and Wayne T. Biddle

2. Proposal to ratify the appointment of Baird, Kurtz & Dobson as independent auditors of the Company.

                  [ ] FOR          [ ] AGAINST       [ ] ABSTAIN


3. In their discretion, the Proxies are authorized to vote upon such other matters as may be incidental to the conduct of the meeting.


                                                       MARK HERE
                                                      FOR ADDRESS
                                                      CHANGE AND
                                                      NOTE AT LEFT

                                        Please sign exactly as your name appears on this proxy. If the shares represented by this proxy are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If stockholder is a corporation, please sign in full corporate name by President or other authorized officer. If stockholder is a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN      Signature:__________________ Date______
THE PROXY CARD PROMPTLY USING THE
ENCLOSED POSTAGE PRE-PAID ENVELOPE.     Signature:__________________ Date______